EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fuer International, Inc. (Registrant”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board and Chief Executive Officer of the Registrant, certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Zhang Li
Zhang Li
Chairman of the Board and Chief Executive Officer

Date: March 30, 2012

A signed original of this written statement required by Section 906 has been provided to Fuer International, Inc. and will be retained by Fuer International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.